Exhibit 99.2

*** NEWS RELEASE ***

TO:	All Area News Agencies

FROM:	First Commonwealth
Financial Corporation

DATE:	July 27, 2009

FIRST COMMONWEALTH DECLARES QUARTERLY DIVIDEND

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF) has declared a dividend of $0.03 per share payable on August 14, 2009, to shareholders of record at the close of business August 6, 2009. This dividend represents a decrease from the prior quarterly dividend of $0.12 per share.

“As the economic challenges of today’s volatile environment continue, First Commonwealth’s Board of Directors believes we must act responsibly and take every prudent measure to maintain our strong capital position,” said David S. Dahlmann, Chairman. “Like numerous other financial institutions, we determined it is in the best long-term interest of our company and its shareholders to reduce our quarterly dividend.”

“A strong capital position is essential in the current economic climate,” stated John J. Dolan, President and CEO. “The additional capital retained as a result of the divided reduction will add security in this time of great economic uncertainty, and it will allow First Commonwealth to take full advantage of the opportunities that present themselves when economic conditions inevitably begin to improve.”

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $6.4 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 115 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about future dividend payments, growth opportunities and the impact of deteriorating economic and industry conditions upon our business. These can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Forward-looking statements describe First Commonwealth’s future plans, strategies and expectations. These plans, strategies and expectations are based on assumptions and involve risks and uncertainties, many of which are beyond the control of First Commonwealth and which may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Such risks and uncertainties include, among other things:

•	Deepened or prolonged weakness in economic and business conditions, nationally and in First Commonwealth’s market areas, which could increase credit-related losses and expenses and limit growth;

•	Further declines in the market value of investment securities that are considered to be other-than-temporary, which would negatively impact First Commonwealth’s earnings and capital levels;

•	Increases in defaults by borrowers and other delinquencies, which could result in an increased provision for credit losses on loans and related expenses;

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Reduced wholesale funding capacity or higher borrowing costs due to capital constraints at the Federal Home Loan Bank, which would reduce First Commonwealth’s liquidity and negatively impact earnings and net interest margin;

•	Fluctuations in interest rates and market prices, which could reduce net interest margin and asset valuations and increase expenses;

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Changes in legislative or regulatory requirements applicable to First Commonwealth and its subsidiaries, which could increase costs, limit certain operations and adversely affect results of operations;

•	The inability to successfully execute First Commonwealth’s strategic growth initiatives, which could limit future revenue and earnings growth; and

•	Other risks and uncertainties described in First Commonwealth’s reports filed with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.

Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONTACT: First Commonwealth Financial Corporation

Investor Relations: Edward J. Lipkus III, Executive Vice President and Chief Financial Officer 724-349-7220 or 1-800-331-4107

Media: Susie Barbour, Communications & Media Relations Supervisor 724-463-5618

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